UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 22, 2008
THE CORPORATE EXECUTIVE BOARD COMPANY
(Exact name of registrant as specified in its charter)

Delaware	000-24799	52-2056410
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1919 North Lynn Street, Arlington, Virginia		22209
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (571) 303-3000
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
     In a press release on October 22, 2008, The Corporate Executive Board Company (the “Company”) announced and commented on its financial results for the third quarter ended September 30, 2008 and provided a financial outlook for fiscal 2008. A copy of the Company’s press release is attached hereto and furnished as Exhibit 99.1.
Item 5.02(e) Compensatory Arrangements of Certain Officers.
     On October 21, 2008, The Corporate Executive Board Company (the “Company”) entered into Change in Control Severance Agreements (the “Change in Control Agreements”) with the following named executive officers: Melody Jones, Chief Human Resources Officer and Chao Liu, Interim Chief Financial Officer. The following description of the terms of the Change in Control Agreements is qualified in its entirety by reference to the form of Change in Control Severance Agreement attached hereto as Exhibit 10.1.
Term of the Change in Control Agreements
The Change in Control Agreements expire upon the earliest of: (a) the second anniversary of the execution of the Agreements if a Change in Control has not occurred by such date; (b) the officer’s termination of employment other than by the Company without Cause or by the officer for Good Reason; or (c) two years following a Change in Control. However, notwithstanding clause (a), on each anniversary of the execution of the Change in Control Agreement, the term is automatically extended by an additional year unless the Company provides the officer 90 days notice that it will not extend the Agreement.
“Double Trigger” Severance Benefits
The Change in Control Agreements entitle the officers to certain benefits in the event that their employment is terminated by the Company without Cause or by the officer for Good Reason within two years following a Change in Control. For purposes of the Change in Control Agreements, a Change in Control generally includes:
•	the acquisition by a person or group of beneficial ownership, directly or indirectly, of 50% or more of the combined voting power of the Company or any successor of the Company;

•	within any 12-month period, the individuals who were directors of the Company as of September 1, 2008 (“incumbent directors”) cease for any reason other than death or disability to constitute at least a majority of the board, excluding for this purpose any directors who were appointed or elected to the board by, or on the recommendation or approval of, at least a majority of the incumbent directors (except that any director appointed or elected to the board to avoid or settle a threatened or actual proxy contest will not be treated as an incumbent director);

•	approval by the stockholders of the Company of any merger, consolidation or reorganization involving the Company, unless the pre-transaction stockholders own, directly or indirectly, at least 60% of the combined voting power of the resulting corporation or the stockholders of the Company immediately after such merger, consolidation or reorganization include permitted holders (as defined in the Change in Control Agreements);

•	approval by the stockholders of the Company of a transfer of 50% or more of the assets of the Company or a transfer of assets that during the current or either of the prior two fiscal years accounted for more than 50% of the Company’s revenues or income; or

•	approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.
If an officer’s employment is terminated by the Company without Cause or by the officer for Good Reason within two years following a Change in Control, the officer shall be entitled to the following severance benefits, subject to the officer’s execution of a release of claims:
•	twelve months of base pay plus a pro rata target bonus for the year of termination, payable over twelve months; and

•	twelve months of health continuation coverage at active employee rates, with the officer’s “COBRA” continuation period commencing at the end of such period. These benefits shall be reduced to the extent of the officer’s receipt of substantially equivalent coverage by the officer from any successor employer.
Severance payments under the Change in Control Agreements are offset dollar-for-dollar by any severance amounts the officer receives under any other plan, policy or agreement.
Section 409A Compliance
The Change in Control Agreements contain additional provisions that are intended to ensure that the Change in Control Agreements comply with and will be administered in accordance with Section 409A of the U.S. Internal Revenue Code.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits

Exhibit No.	Description
10.1	Form of Change in Control Severance Agreement for Melody Jones, Chief Human Resources Officer and Chao Liu, Interim Chief Financial Officer.

99.1	The Corporate Executive Board Company’s press release for third quarter 2008 earnings.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Corporate Executive Board Company
(Registrant)

Date: October 22, 2008
	By:	/s/ Chao Liu

Chao Liu
Interim Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Form of Change in Control Severance Agreement for Melody Jones, Chief Human Resources Officer and Chao Liu, Interim Chief Financial Officer.

99.1	The Corporate Executive Board Company’s press release for third quarter 2008 earnings.